Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Corning Debenture-Backed Series 2001-35
*CUSIP:        21988G569      Class       A-1
               21988GBH8      Class       A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of     March 1, 2005.....                                 $0.00
         Scheduled Income received on securities.....        $1,007,977.50
         Unscheduled Income received on securities.....              $0.00

LESS:
         Distribution to Class A-1 Holders.....             -$1,007,977.00
         Distribution to Class A-2 Holders.....                     -$0.00
         Distribution to Depositor.....                             -$0.00
         Distribution to Trustee.....                               -$0.50
Balance as of     September 1, 2005.....                             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     March 1, 2005.....                                 $0.00
         Scheduled Principal received on securities.....             $0.00

LESS:
         Distribution to Holders.....                               -$0.00
Balance as of     September 1, 2005.....                             $0.00


           UNDERLYING SECURITIES HELD AS OF    September 1, 2005

           Principal
             Amount                           Title of Security
           ---------                          -----------------
          $29,430,000       Corning Incorporated 6.85% Debentures due March 1,
                            2029
                            *CUSIP:        219350AH8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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